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                                                                 EXHIBIT 3(A)
                     RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                  ELECTRONIC DATA SYSTEMS HOLDING CORPORATION

                       UNDER SECTIONS 242 AND 245 OF THE
                        DELAWARE GENERAL CORPORATION LAW

          ELECTRONIC DATA SYSTEMS HOLDING CORPORATION (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, hereby certifies that:

          1. The current name of the Corporation is Electronic Data Systems Holding Corporation. The name under which the Corporation was originally incorporated was RGR Holdings, Inc. The original Certificate of Incorporation of the Corporation (as amended, the "Certificate of Incorporation") was filed with the Secretary of State of the State of Delaware on March 25, 1994.

          2. The restatement of and amendments to the Certificate of Incorporation have been duly adopted by a resolution of the Board of Directors of the Corporation (the "Board of Directors") proposing and declaring advisable this Restated Certificate of Incorporation, and the sole holder of all shares of the Corporation's capital stock has duly approved and adopted this Restated Certificate of Incorporation, all in accordance with the provisions of Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware.

          3. This Restated Certificate of Incorporation restates and amends the Certificate of Incorporation of the Corporation. The amendments to the Certificate of Incorporation effected by this Restated Certificate of Incorporation include, but are not limited to, amendments (i) to increase the number of authorized shares of capital stock that the Corporation shall have the authority to issue to Two Billion Two Hundred Million (2,200,000,000), divided into Two Billion (2,000,000,000) shares of common stock, par value $0.01 per share, and Two Hundred Million (200,000,000) shares of preferred stock, par value $0.01 per share, and to authorize the issuance of shares of preferred stock of the Corporation from time to time in one or more series as may be determined by the Board of Directors, (ii) to add provisions relating to dividends, liquidation and voting with respect to common stock of the Corporation, (iii) to add provisions regarding the denial of preemptive rights and cumulative voting, (iv) to provide for the classification of the Board of Directors, the procedure for removal of members of the Board of Directors and the procedure for filling vacancies on the Board of Directors, (v) to prohibit the taking of action by the stockholders of the Corporation by less than unanimous written consent without a stockholders' meeting, (vi) to limit the liability of a Director of the Corporation to the Corporation or any of its stockholders to the extent permitted by Section 102(b)(7) of the General Corporation Law of the State of Delaware, (vii) to require, for certain mergers and other transactions, the affirmative vote of (a) holders of at least 80% of the outstanding voting stock of the Corporation and (b) holders of at least 66-2/3% of the outstanding voting stock of the Corporation, exclusive of voting stock beneficially owned by the party whose interest in the transaction gives rise to the requirement of the 80% vote, (viii) to provide for the amendment of the Bylaws of the Corporation by the Board of Directors and by the
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stockholders of the Corporation and to establish the required vote for such amendment, and (ix) to require, for certain amendments to the Certificate of Incorporation, the affirmative vote of holders of at least 80% of the outstanding voting stock of the Corporation.

          4. The capital of the Corporation shall not be reduced under or by reason of the foregoing amendments to the Certificate of Incorporation.

          5. The Certificate of Incorporation is hereby superseded by this Restated Certificate of Incorporation, which shall henceforth be the Certificate of Incorporation of the Corporation.

          6. The text of the Certificate of Incorporation is hereby restated and amended to read in its entirety as follows (hereinafter, this Restated Certificate of Incorporation, as it may be further amended or restated from time to time, is referred to the "Restated Certificate of Incorporation").


                     RESTATED CERTIFICATE OF INCORPORATION


          FIRST: The name of the Corporation is Electronic Data Systems Holding Corporation.

          SECOND: The address of the registered office of the Corporation in the State of Delaware is 1013 Centre Road, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Prentice-Hall Corporation System, Inc.

          THIRD: The purpose of the Corporation is to engage in any lawful business, act or activity for which corporations may be organized under the provisions of the General Corporation Law of the State of Delaware, or any successor statute (the "DGCL").

          FOURTH: The aggregate number of shares of capital stock that the Corporation shall have authority to issue is Two Billion Two Hundred Million (2,200,000,000), divided into classes as follows:

          (1) Two Billion (2,000,000,000) shares of common stock, par value $0.01 per share ("Common Stock"), and

          (2) Two Hundred Million (200,000,000) shares of preferred stock, par value $0.01 per share ("Preferred Stock").

          Shares of any class or series of capital stock of the Corporation may be issued for such consideration and for such corporate purposes as the Board of Directors may from time to time determine.

          The following is a statement of the powers, preferences and rights, and the qualifications, limitations or restrictions, of the Preferred Stock and Common Stock.
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                          SECTION I.  PREFERRED STOCK

          Shares of Preferred Stock shall be issuable from time to time in one or more series as may be determined by the Board of Directors. Each series shall be distinctly designated. The Board of Directors is hereby expressly granted the authority to fix, by resolution or resolutions adopted prior to and providing for the issuance of any shares of each particular series of Preferred Stock and incorporated in a certificate of designations filed with the Secretary of State of the State of Delaware, the designation, powers (including voting powers and voting rights, full or limited, or no voting powers) and preferences, and the relative, participating, optional or other rights, if any, and the qualifications, limitations or restrictions thereof, if any, of such series, including, without limiting the generality of the foregoing, the following:

          (1) the designation of, and the number of shares of Preferred Stock which shall constitute, the series, which number may be increased (except as otherwise fixed by the Board of Directors) or decreased (but not below the number of shares thereof then outstanding) from time to time by action of the Board of Directors;

          (2) the rate and times at which (or the method of determination thereof), and the terms and conditions upon which, dividends, if any, on shares of the series shall be paid, the nature of any preferences or the relative rights of priority of such dividends to the dividends payable, and the qualifications, limitations or restrictions, if any, with respect to such dividends payable, on any other shares of any class or classes of capital stock of the Corporation or on any shares of other series of Preferred Stock, and a statement whether or in what circumstances such dividends shall be cumulative;

          (3) whether shares of the series shall be convertible into or exchangeable for shares of any class or series of capital stock or other securities or property of the Corporation or of any other corporation or entity, and, if so, the terms and conditions of such conversion or exchange, including any provisions for the adjustment of the conversion or exchange rate in such events as the Board of Directors shall determine;

          (4) whether shares of the series shall be redeemable, and, if so, the terms and conditions of such redemption (including whether redemption shall be optional or mandatory), including the date or dates or event or events upon or after the occurrence of which they shall be redeemable, and the amount and type of consideration payable in case of redemption, which amount per share may vary under different conditions and at different redemption dates;

          (5) the rights, if any, of holders of shares of the series upon the voluntary or involuntary liquidation, merger, consolidation, distribution or sale of assets, dissolution or winding-up of the Corporation, and the relative rights of priority, if any, of payment of shares of the series;

          (6) whether shares of the series shall have a sinking fund or purchase account for the redemption or purchase of shares of the series, and if so, the terms, conditions and amount of such sinking fund or purchase account;
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          (7) whether shares of the series shall have voting rights in addition to the voting rights as shall be provided by law and, if so, the terms of such voting rights, which may, without limiting the generality of the foregoing, include (a) the right to more or less than one vote per share on any or all matters voted upon by the stockholders of the Corporation and (b) the right to vote, as a series by itself or together with other series of Preferred Stock or together with all series of Preferred Stock as a class and/or with the Common Stock as a class, upon such matters, under such circumstances and upon such conditions as the Board of Directors shall determine, including, without limitation, the right, voting as a series by itself or together with other series of Preferred Stock or together with all series of Preferred Stock as a class and/or with the Common Stock as a class, to elect one or more Directors of the Corporation under such circumstances and upon such conditions as the Board of Directors shall determine; and

          (8) any other powers, preferences and relative, participating, optional or other rights, and qualifications, limitations or restrictions of shares of that series.

The relative powers, preferences and rights of each series of Preferred Stock in relation to the powers, preferences and rights of each other series of Preferred Stock shall, in each case, be as fixed from time to time by the Board of Directors in the resolution or resolutions adopted pursuant to the authority granted in this Section I of this Article Fourth, and the consent, by class or series vote or otherwise, of holders of Preferred Stock of such of the series of Preferred Stock as are from time to time outstanding shall not be required for the issuance by the Board of Directors of any other series of Preferred Stock, whether or not the powers, preferences and rights of such other series shall be fixed by the Board of Directors as senior to, or on a parity with, the powers, preferences and rights of such outstanding series, or any of them; provided, however, that the Board of Directors may provide in such resolution or resolutions adopted with respect to any series of Preferred Stock that the consent of holders of at least a majority (or such greater proportion as shall be therein fixed) of the outstanding shares of such series voting thereon shall be required for the issuance of shares of any or all other series of Preferred Stock.

                           SECTION II.  COMMON STOCK

          (1) Dividends. Subject to any requirements with respect to preferential or participating dividends as shall be provided by the express terms of any outstanding series of Preferred Stock, holders of the Common Stock shall be entitled to receive such dividends thereon, if any, as may be declared from time to time by the Board of Directors.

          (2) Liquidation. In the event of liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, holders of the Common Stock shall be entitled to receive such assets and properties of the Corporation, tangible and intangible, as are available for distribution to stockholders of the Corporation, after there shall have been paid or set apart for payment the full amounts necessary to satisfy any preferential or participating rights to which holders of each outstanding series of Preferred Stock are entitled by the express terms of such series.

          (3) Voting. Each share of Common Stock shall entitle the holder thereof to one vote on each matter submitted to a vote of holders of shares of Common Stock. Holders of shares
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of Common Stock shall be entitled to vote on each matter submitted to a vote of stockholders of the Corporation, except (a) as shall otherwise be provided with respect to the election of one or more Directors of the Corporation by holders of shares of one or more outstanding series of Preferred Stock under circumstances as shall be provided by the Restated Certificate of Incorporation or by any provisions established pursuant to Section I of this Article Fourth and (b) to the extent holders of shares of one or more outstanding series of Preferred Stock are entitled to vote separately as a class by law or under circumstances as shall be provided by the Restated Certificate of Incorporation or by any provisions established pursuant to Section I of this Article Fourth.


                          SECTION III.  CAPITAL STOCK

          (1) Regarding Preemptive Rights. No stockholder of the Corporation shall by reason of his holding shares of any class or series of capital stock of the Corporation have any preemptive or preferential right to purchase, acquire, subscribe for or otherwise receive any additional, unissued or treasury shares (whether now or hereafter acquired) of any class or series of capital stock of the Corporation now or hereafter to be authorized, or any notes, debentures, bonds or other securities convertible into or carrying any right, option or warrant to purchase, acquire, subscribe for or otherwise receive shares of any class or series of capital stock of the Corporation now or hereafter to be authorized, whether or not the issuance of any such shares, or such notes, debentures, bonds or other securities, would adversely affect the dividends or voting or other rights of such stockholder, and the Board of Directors may issue or authorize the issuance of shares of any class or series of capital stock of the Corporation, or any notes, debentures, bonds or other securities convertible into or carrying rights, options or warrants to purchase, acquire, subscribe for or otherwise receive shares of any class or series of capital stock of the Corporation, without offering any such shares of any such class, either in whole or in part, to the existing stockholders of any such class.

          (2) Cumulative Voting. Cumulative voting of shares of any class or series of capital stock of the Corporation having voting rights is prohibited.

          FIFTH: (1) In General. (a) The powers of the Corporation shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed by or under the direction of, the Board of Directors. In addition to the authority and powers conferred upon the Board of Directors by the DGCL, the Restated Certificate of Incorporation or the Bylaws of the Corporation, the Board of Directors is hereby authorized and empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject to the provisions of the DGCL, the Restated Certificate of Incorporation and any Bylaw of the Corporation adopted by the stockholders of the Corporation; provided, however, that no Bylaw of the Corporation hereafter adopted by the stockholders of the Corporation, nor any amendment thereto, shall invalidate any prior act of the Board of Directors that would have been valid if such Bylaw or amendment thereto had not been adopted.

          (b) On and after the first date (the "Public Status Date") on which the Corporation has outstanding a class of equity securities registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and except as otherwise provided by the Restated
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Certificate of Incorporation or the Bylaws of the Corporation or to the extent prohibited by Delaware law, the Board of Directors shall have the right to establish the rights, powers, duties, rules and procedures that (i) from time to time shall govern the Board of Directors, including, without limiting the generality of the foregoing, the vote required for any action by the Board of Directors and (ii) from time to time shall affect the Directors' power to manage the business and affairs of the Corporation.

          (2) Number, Election and Terms of Directors. (a) Subject to such rights of holders of shares of one or more outstanding series of Preferred Stock to elect one or more Directors of the Corporation under circumstances as shall be provided by the Restated Certificate of Incorporation or by any provisions established pursuant to Article Fourth hereof, the number of Directors of the Corporation that shall constitute the Board of Directors shall not be less than three (3) nor more than fifteen (15) and shall be fixed from time to time exclusively by, and may be increased or decreased from time to time exclusively by the affirmative vote of at least a majority of the Whole Board. The term "Whole Board" shall mean the total number of Directors of the Corporation as so fixed, whether or not there exist any vacancies in previously authorized directorships.

             (b) Election of Directors of the Corporation need not be by written ballot unless the Bylaws of the Corporation shall so provide.

             (c) Each Director of the Corporation shall hold office for the full term for which such Director is elected and until such Director's successor shall have been duly elected and qualified or until his earlier death, resignation or removal in accordance with the Restated Certificate of Incorporation and the Bylaws of the Corporation.

             (d) On and after the Public Status Date:

                 (i) The Directors of the Corporation, other than those who may be elected by holders of shares of one or more outstanding series of Preferred Stock under circumstances as shall be provided by the Restated Certificate of Incorporation or by any provisions established pursuant to Article Fourth hereof, shall be divided into three classes, Class I, Class II and Class III, and the Board of Directors, by resolution or resolutions adopted on or prior to the Public Status Date, shall designate the Directors of the Corporation who shall first serve in Class I, Class II and Class III, effective as of the Public Status Date. Such classes shall be as nearly equal in number of Directors as possible. Each Director of the Corporation shall serve for a term ending on the third annual meeting following the annual meeting at which such Director was elected; provided, however, that the Directors of the Corporation first designated to Class I shall serve for a term expiring at the annual meeting next following the date of their designation as Class I Directors, the Directors of the Corporation first designated to Class II shall serve for a term expiring at the second annual meeting next following the date of their designation as Class II Directors, and the Directors of the Corporation first designated to Class III shall serve for a term expiring at the third annual meeting next following the date of their designation as Class III Directors.
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          (ii) At each annual election of Directors of the Corporation, such
    Directors chosen to succeed those whose terms then expire shall be of the same class as the Directors of the Corporation they succeed, unless, by reason of any intervening changes in the authorized number of Directors of the Corporation, the Board of Directors shall designate one or more directorships whose term then expires as directorships of another class in order more nearly to achieve equality of number of Directors of the Corporation among the classes.

          (iii) Notwithstanding that the three classes of Directors of the Corporation shall be as nearly equal in number of Directors as possible, in the event of any change in the authorized number of Directors of the Corporation, each Director of the Corporation then continuing to serve as such shall nevertheless continue as a Director of the class of which he is a member until the expiration of his current term, or his prior death, resignation or removal in accordance with the Restated Certificate of Incorporation and the Bylaws of the Corporation. If any newly created directorship may, consistent with the provision that the three classes shall be as nearly equal in number of Directors of the Corporation as possible, be allocated to one or two or more classes, the Board of Directors shall allocate it to that of the available classes whose terms of office are due to expire at the earliest date following such allocation.

          (3) Removal of Directors. (a) No Director of the Corporation shall be removed from such office by vote or other action of the stockholders of the Corporation or otherwise, except by the affirmative vote of holders of at least a majority of the then outstanding Voting Stock (as defined below), voting together as a single class. The term "Voting Stock" shall mean all outstanding shares of all classes and series of capital stock of the Corporation entitled to vote generally in the election of Directors of the Corporation, considered as one class; and, if the Corporation shall have shares of Voting Stock entitled to more or less than one vote for any such share, each reference in the Restated Certificate of Incorporation to a proportion or percentage in voting power of Voting Stock shall be calculated by reference to the portion or percentage of votes entitled to be cast by holders of such shares generally in the election of Directors of the Corporation. Prior to the Public Status Date, any such removal of a Director of the Corporation may be with or without cause. On and after the Public Status Date, no Director of the Corporation shall be removed from such office by vote or other action of the stockholders of the Corporation or otherwise, except for cause, which shall be deemed to exist only if: (i) such Director has been convicted, or such Director is granted immunity to testify where another has been convicted, of a felony by a court of competent jurisdiction (and such conviction is no longer subject to direct appeal); (ii) such Director has been found by a court of competent jurisdiction (and such finding is no longer subject to direct appeal) or by the affirmative vote of at least a majority of the Whole Board at any regular or special meeting of the Board of Directors called for such purpose to have been grossly negligent or guilty of willful misconduct in the performance of his duties to the Corporation in a matter of substantial importance to the Corporation; (iii) such Director has been adjudicated by a court of competent jurisdiction to be mentally incompetent, which mental incompetency directly affects his ability to perform as a Director of the Corporation; (iv) such Director has been found by a court of competent jurisdiction (and such finding is no longer subject to direct appeal) or by the affirmative vote of at least a majority of the Whole Board at any regular or special meeting of the Board of Directors called for such purpose to have breached such Director's duty of loyalty to the Corporation or its stockholders or to have engaged in any transaction with the Corporation from which such Director derived an improper personal benefit; or (v) "cause" for removal otherwise exists under Section 141(k)(1) of the DGCL. No Director of the Corporation so removed may be nominated, re-elected or reinstated as a Director of the Corporation so long as the cause for removal continues to exist.

             (b) Notwithstanding paragraph 3(a) of this Article Fifth, whenever holders of shares of one or more outstanding series of Preferred Stock are entitled to elect one or more Directors of the Corporation under circumstances as shall be provided by the Restated Certificate of Incorporation or by any provisions established pursuant to Article Fourth hereof with respect to the rights of holders of shares of one or more outstanding series of Preferred Stock, any Director of the Corporation so elected may be removed in accordance with such provisions.

             (4) Vacancies. Unless otherwise provided by the Restated Certificate of Incorporation or by any provisions established pursuant to Article Fourth hereof with respect to the rights of holders of shares of one or more outstanding series of Preferred Stock, newly created directorships resulting from any increase in the authorized number of Directors of the Corporation and any vacancies on the Board of Directors resulting from death, resignation or removal in accordance with the Restated Certificate of Incorporation and the Bylaws of the Corporation shall be filled only by the affirmative vote of at least a majority of the remaining Directors of the Corporation then in office, even if such remaining Directors constitute less than a quorum of the Board of Directors. Any Director of the Corporation elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of Directors of the Corporation in which the new directorship was created or the vacancy occurred and until such Director's successor shall have been elected and qualified or until his earlier death, resignation or removal in accordance with the Restated Certificate of Incorporation and the Bylaws of the Corporation. Unless otherwise provided by the Restated Certificate of Incorporation or by any provisions established pursuant to Article Fourth hereof with respect to the rights of holders of shares of one or more outstanding series of Preferred Stock, no decrease in the number of Directors of the Corporation constituting the Board of Directors shall shorten the term of any incumbent Director of the Corporation.

          SIXTH: No action required to be taken or that may be taken at any annual or special meeting of the stockholders of the Corporation may be taken without a meeting, and the power of the stockholders of the Corporation to consent in writing to the taking of any action by written consent without a meeting is specifically denied, except for action by unanimous written consent, which is expressly allowed. Unless otherwise provided by the DGCL, by the Restated Certificate of Incorporation or by any provisions established pursuant to Article Fourth hereof with respect to the rights of holders of one or more outstanding series of Preferred Stock, special meetings of the stockholders of the Corporation may be called at any time only by the Chairman of the Board of Directors of the Corporation, or by the Board of Directors pursuant to a resolution approved by the affirmative vote of at least a majority of the Whole Board, and no such special meeting may be called by any other person or persons.

          SEVENTH: No Director of the Corporation shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a Director of the Corporation involving any act or omission of any such Director; provided, however, that this Article Seventh shall not eliminate or limit the liability of such a Director (1) for any breach of such Director's duty of loyalty to the Corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under
Section 174 of the DGCL, as the same exists or as such provision may hereafter be amended, supplemented or replaced, or (4) for any transactions from which such Director derived an improper personal benefit. If the DGCL is amended after the filing of the Restated Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of Directors, then the liability of a Director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by such law, as so amended. Any repeal or modification of this Article Seventh by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a Director of the Corporation existing at the time of such repeal or modification.

          EIGHTH: (1) On and after the Public Status Date, in addition to any other affirmative vote that may be required by law, the Restated Certificate of Incorporation or the Bylaws of the Corporation, and except as otherwise expressly provided by paragraph (2) of this Article Eighth:

             (a) any merger, consolidation or share exchange of the Corporation or any subsidiary of the Corporation with (i) any Related Person or (ii) any other Person (whether or not itself a Related Person) which is, or after such merger, consolidation or share exchange would be, an Affiliate of a Related Person; or

             (b) any sale, lease, exchange, mortgage, pledge, transfer or other disposition by the Corporation or any subsidiary of the Corporation to, with or for the benefit of any Related Person or any Affiliate of any Related Person, or by any Related Person or any Affiliate of any Related Person to the Corporation or any subsidiary of the Corporation, of any assets or properties having an aggregate Fair Market Value of $10,000,000 or more; or

             (c) any issuance or transfer by the Corporation or any subsidiary of the Corporation of any securities of the Corporation or any subsidiary of the Corporation to any Related Person or any Affiliate of any Related Person (except
(i) pursuant to the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into shares of any class or series of capital stock of the Corporation or any subsidiary of the Corporation, which securities were acquired by the Related Person prior to becoming a Related Person, or (ii) pursuant to a dividend or distribution paid or made, or the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into shares of any class or series of capital stock of the Corporation or subsidiary of the Corporation, which security is distributed pro rata to all holders of shares of any class or series of capital stock of the Corporation subsequent to the time the Related Person became such, and provided in the case of this clause (ii) that there is not an increase of more than 1% in the Related Person's proportionate share of any class or series of capital stock of the Corporation or of the outstanding Voting Stock as a result of such dividend or distribution); or

             (d) any adoption of any plan or proposal by the Corporation for the liquidation or dissolution of the Corporation voluntarily caused or proposed by or on behalf of a Related Person or any Affiliate of any Related Person; or

              (e) any reclassification of securities (including any reverse stock split) or recapitalization of the Corporation, or any merger, consolidation or share exchange of the Corporation with any of its subsidiaries or any other transaction (whether or not with or into or otherwise involving a Related Person) which has the effect, either directly or indirectly, of increasing by more than 1% the proportionate share of any outstanding shares of any class or series of capital stock of the Corporation, or the securities convertible into shares of any class or series of capital stock of the Corporation or any subsidiary of the Corporation, that is Beneficially Owned by any Related Person or any Affiliate of any Related Person or otherwise increasing the voting power of any outstanding shares of any class or series of capital stock of the Corporation or any subsidiary of the Corporation possessed by any such Related Person or Affiliate; or

             (f) any series or combination of transactions having, directly or indirectly, the same effect as any of the foregoing; or

             (g) any agreement, contract or other arrangement entered into by the Corporation providing, directly or indirectly, for any of the foregoing,

shall require the affirmative vote of holders of (x) at least 80% of the then outstanding Voting Stock, voting together as a single class and (y) at least 66-2/3% of the then outstanding Voting Stock not Beneficially Owned, directly or indirectly, by any Related Person with respect to such Business Combination, voting together as a single class. Such affirmative vote shall be required on and after the Public Status Date, notwithstanding the fact that no vote may be required by, or that a lesser percentage or separate class vote may be specified in, applicable law, any provision of the Restated Certificate of Incorporation other than this Article Eighth, the Bylaws of the Corporation or any agreement with any national securities exchange or otherwise.

          (2) The provisions of paragraph (1) of this Article Eighth shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote that may be required by applicable law, any provision of the Restated Certificate of Incorporation other than this Article Eighth, the Bylaws of the Corporation and any agreement with any national securities exchange or otherwise, if all of the conditions specified in either of the following subparagraphs (a) or (b) are met:

             (a) the cash, property, securities or other consideration to be received per share by holders of shares of each and every outstanding class or series of capital stock of the Corporation in the Business Combination is, with respect to each such class or series, either (i) the same in form and amount per share as that paid by the Related Person in a tender offer in which such Related Person acquired at least 50% of the outstanding shares of capital stock of such class or series and which was consummated not more than one year prior to the date of such Business Combination or (ii) not less in amount (as to cash) or Fair Market Value (as to consideration other than cash) as of the date of the determination of the

    Highest Per Share Price (as to property, securities or other consideration) than the Highest Per Share Price applicable to such class or series of shares; provided, however, that in the event of any Business Combination in which the Corporation survives, any shares retained by holders thereof shall constitute consideration other than cash for purposes of this subparagraph
    (a); or

             (b) at least a majority of all Continuing Directors shall have expressly approved such Business Combination either in advance of or subsequent to such Related Person's having become a Related Person.

          On and after the Public Status Date, in the case of any Business Combination with a Related Person to which subparagraph (b) above does not apply, at least a majority of all Continuing Directors, promptly following the request of a Related Person, shall determine the Highest Per Share Price for shares of each class or series of capital stock of the Corporation. Such determination shall be announced not less than five (5) days prior to the meeting at which holders of shares vote on the Business Combination. Such determination shall be final, unless the Related Person becomes the Beneficial Owner of additional shares after the date of the earlier determination, in which case at least a majority of all Continuing Directors shall make a new determination as to the Highest Per Share Price for each class or series of shares prior to the consummation of the Business Combination.

          A Related Person shall be deemed to have acquired a share at the time that such Related Person became the Beneficial Owner thereof. With respect to shares owned by Affiliates, Associates and other Persons whose ownership is attributable to a Related Person, if the price paid by such Related Person for such shares is not determinable by at least a majority of all Continuing Directors, the price so paid shall be deemed to be the higher of (i) the price paid upon the acquisition thereof by the Affiliate, Associate or other Person or
(ii) the share price of the shares in question at the time when the Related Person became the Beneficial Owner thereof.

          (3) For purposes of this Article Eighth:

             (a) The term "Affiliate," used to indicate a relationship to a specified Person, shall mean a Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person.

             (b) The term "Associate," used to indicate a relationship with a specified Person, shall mean (i) any corporation, firm, partnership, association or other organization (other than the Corporation or any wholly owned subsidiary of the Corporation) of which such specified Person is a director, officer or partner or is, directly or indirectly, the Beneficial Owner of 10% or more of any class of equity securities; (ii) any trust or other estate in which such specified Person has a beneficial interest of 10% or more or as to which such specified Person serves as trustee or in a similar fiduciary capacity; (iii) any Person who is a director or officer of such specified Person or any of its parents or subsidiaries (other than the Corporation or any wholly owned subsidiary of the Corporation); and (iv) any relative or spouse of such specified Person or of any of its Associates, or any relative of any such spouse, who has the same home as such specified Person or such Associate.

             (c) A Person shall be a "Beneficial Owner" of any shares of any class or series of capital stock of the Corporation (i) which such Person or any of its Affiliates or Associates beneficially owns, directly or indirectly; or (ii) which such Person or any of its Affiliates or Associates has, directly or indirectly, (A) the right or obligation to acquire (whether such right or obligation is exercisable immediately or only after the passage of time or the occurrence of an event), pursuant to any agreement, arrangement or understanding (whether or not in writing) or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise; provided, however, that a Person shall not be deemed the beneficial owner of any stock tendered pursuant to a tender or exchange offer made by such Person or any of such Person's Affiliates or Associates until such tendered stock is accepted for purchase or exchange, or (B) the right to vote or dispose of, including pursuant to any agreement, arrangement or understanding (whether or not in writing); provided, however, that a Person shall not be deemed the beneficial owner of any stock because of such Person's right to vote such stock if the agreement, arrangement or understanding to vote such stock arises solely from a revocable proxy or consent given in response to a proxy or consent solicitation made to ten
    (10) or more Persons pursuant to, and in accordance with, the applicable provisions of the General Rules and Regulations under the Exchange Act; or
    (iii) which is beneficially owned, directly or indirectly, by any other Person (or any Affiliate or Associate thereof) with which such Person or any of its Affiliates or Associates has any agreement, arrangement or understanding (whether or not in writing) for the purpose of acquiring, holding, voting or disposing of such stock; or (iv) of which such Person would be the Beneficial Owner pursuant to the terms of Rule 13d-3 of the General Rules and Regulations under Exchange Act, as in effect on March 12, 1996. Notwithstanding anything in this definition of "Beneficial Owner" to the contrary, neither General Motors Corporation, a Delaware corporation ("GM"), the board of directors of GM, any committee of such board, any member of such board or committee, any pension plan or employee benefit plan sponsored by GM or any of its Affiliates (other than the Hourly Plan (as defined below)), nor any trustee of or other fiduciary with respect to any such other plan (when acting in such capacity) shall be deemed to be the ABeneficial Owner@ of, or to ABeneficially Own,@ any securities held for the benefit of the General Motors Hourly-Rate Employees Pension Plan, or any trustee of or other fiduciary with respect to such plan (when acting in such capacity) (collectively, the "Hourly Plan"), or to be an Affiliate or Associate of the Hourly Plan (and the Hourly Plan shall not be deemed to be an Affiliate or Associate of any of the foregoing), solely by virtue of the board of directors of GM or any committee thereof or the management of GM acting under the authority thereof having the right to appoint, or terminate the appointment of, trustees or investment managers for the Hourly Plan or any such other pension plan or employee benefit plan sponsored by GM or any of its Affiliates or to cause any subsidiary of GM that provides investment management services for the Hourly Plan or any such other pension plan or other employee benefit plan sponsored by GM or any of its Affiliates to appoint, or terminate the appointment of, such trustees or investment managers. Stock shall be deemed "Beneficially Owned" by the Beneficial Owner or Owners thereof.

             (d) The term "Business Combination" shall mean any transaction which is referred to in any one or more of subparagraphs (a) through (g) of paragraph (1) of this Article Eighth.

             (e) The term "Continuing Director" shall mean, with respect to a Business Combination with any Related Person, any Director of the Corporation, while a Director of the Corporation, (i) who is unaffiliated with the Related Person, and (ii) who (A) was a Director of the Corporation on or immediately before the Public Status Date, or (B) became a Director of the Corporation prior to the time that the Related Person became a Related Person, or (C) was recommended or nominated to become a Director of the Corporation by at least a majority of all then Continuing Directors, acting separately or as a part of any action taken by the Board of Directors or any committee thereof. Without limiting the generality of the foregoing, a Director of the Corporation shall be deemed to be affiliated with a Related Person if such Director (i) is or at any previous time has been an officer, director, employee or general partner of such Related Person; (ii) is or at any previous time has been an Affiliate or Associate of such Related Person;
    (iii) is or at any previous time has been a relative or spouse of such Related Person or of any such officer, director, general partner, Affiliate or Associate; (iv) performs services for, or is a member, employee, greater than 5% stockholder or other equity owner of any organization (other than the Corporation and its subsidiaries) that performs services for, such Related Person or any Affiliate of such Related Person, or is a relative or spouse of any such Person; or (v) was nominated for election as a Director of the Corporation by such Related Person.

             (f) The term "Fair Market Value" shall mean, in the case of securities, the average of the closing sale prices during the thirty
    (30)-day period immediately preceding the date in question of such security on the principal United States securities exchange registered under the Exchange Act on which such security is listed (or the composite tape therefor) or, if such securities are not listed on any such exchange, the average of the closing bid quotations with respect to such security during the thirty (30)-day period preceding the date in question on the Nasdaq National Market or any similar system then in use or, if no such quotations are available, the fair market value on the date in question of such security as determined in good faith by at least a majority of all Continuing Directors; and in the case of property other than cash or securities, the fair market value of such property on the date in question as determined in good faith by at least a majority of all Continuing Directors.

             (g) The term "Highest Per Share Price" shall mean (i) as to shares of any class or series of capital stock of the Corporation of which the Related Person Beneficially Owns 10% or more of the outstanding shares, the highest price that can be determined to have been paid or agreed to be paid for any share or shares of that class or series by such Related Person in a transaction that either (A) resulted in such Related Person Beneficially Owning 10% or more thereof or (B) was effected at a time when such Related Person Beneficially Owned 10% or more thereof, (ii) as to shares of any class or series of capital stock of the Corporation of which the Related Person Beneficially Owns shares, but not 10% or more of the outstanding shares, the highest price that can be determined to have been paid or agreed to be paid at any time by such Related Person for any share or shares of that class or series that are then Beneficially Owned by such Related Person or (iii) as to shares of any other class or series of capital stock of the Corporation, the amount determined by at least a majority of all Continuing Directors, on whatever basis they believe is appropriate, to be the per share price equivalent of the highest price that can be determined to have been paid or agreed to be paid at any time by the Related Person for shares of any such other class or series of capital stock of the Corporation. In determining the Highest Per Share Price, all purchases by the Related Person and its Affiliates and Associates shall be taken into account regardless of whether the shares were purchased before or after the Related Person became a Related Person and the Highest Per Share Price will be appropriately adjusted to take into account
    (W) distributions paid or payable in stock, (X) subdivisions of outstanding stock, (Y) combinations of shares of stock into a smaller number of shares and (Z) similar events. Additionally, for purposes of this subparagraph (g), the price of any shares of Common Stock received by a stockholder from GM pursuant to a transaction (the "Split-Off") in which outstanding shares of Class E Common Stock, par value $0.10 per share, of GM ("GME Stock") are converted into shares of Common Stock, shall be the price paid for such GME Stock, as appropriately adjusted to account for the number of shares of Common Stock so received for each share of GME Stock.

             (h) The term "Person" shall mean any individual, firm, corporation, partnership, limited liability company, association, joint venture, trust, estate or other entity or organization.

             (i) The term "Related Person" shall mean any Person (other than the Corporation or any subsidiary of the Corporation and other than any profit-sharing, employee stock ownership or other employee benefit plan of the Corporation or any subsidiary of the Corporation or any trustee of or fiduciary with respect to any such plan when acting in such capacity) who or which (i) is the Beneficial Owner of 10% or more of the aggregate voting power of all outstanding Voting Stock; or (ii) is an Affiliate of the Corporation and, at any time within the two (2)-year period immediately prior to the date in question, was the Beneficial Owner of 10% or more of the aggregate voting power of all outstanding Voting Stock; or (iii) is an assignee of or has otherwise succeeded to any shares of any class or series of capital stock of the Corporation which were at any time within the two
    (2)-year period immediately prior to the date in question Beneficially Owned by any Related Person, if such assignment or succession shall have occurred in the course of a privately negotiated transaction rather than an open market transaction. For the purposes of determining whether a Person is a Related Person, the number of shares of any class or series of capital stock of the Corporation deemed to be outstanding shall include shares of such class or series of which the Person is deemed the Beneficial Owner, but shall not include any other shares which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, exchange rights, warrants or options. Notwithstanding anything in this definition of "Related Person" to the contrary, the Hourly Plan shall not be a Related Person solely as a result of its becoming the Beneficial Owner of any shares of Common Stock in the Split-Off but may thereafter become a Related Person if the Hourly Plan or any Affiliate thereof shall after the Split-Off purchase or otherwise become the Beneficial Owner of additional shares of any class or series of capital stock of the Corporation constituting 1% or more of the aggregate voting power of all outstanding Voting Stock or any other Person (or Persons) who is (or collectively are) the Beneficial Owner of shares of any class or series of capital stock of the Corporation constituting 1% or more of the aggregate voting power of all outstanding Voting Stock shall become an Affiliate of the Hourly Plan, unless, in either case referred to in this sentence, the Hourly

    Plan, together with all Affiliates thereof, is not then the Beneficial Owner of 10% or more of the aggregate voting power of all outstanding Voting Stock.

          (4) Nothing contained in this Article Eighth shall be construed to relieve any Related Person from any fiduciary obligation imposed by law.

          NINTH: (1) The Board of Directors is expressly empowered to adopt, amend or repeal the Bylaws of the Corporation. Any adoption, amendment or repeal of the Bylaws of the Corporation by the Board of Directors shall require, in addition to any other affirmative vote that may be required by law, the Restated Certificate of Incorporation or the Bylaws of the Corporation, the affirmative vote of at least a majority of the Whole Board. The stockholders of the Corporation shall also have the power to adopt, amend or repeal the Bylaws of the Corporation at any annual or special meeting, by the affirmative vote of holders of at least 66-2/3% of the then outstanding Voting Stock, voting together as a single class, in addition to any other affirmative vote that may be required by law, the Restated Certificate of Incorporation or the Bylaws of the Corporation.

          (2) Notwithstanding any other provision of the Restated Certificate of Incorporation or the Bylaws of the Corporation (and in addition to any other affirmative vote that may be required by law, the Restated Certificate of Incorporation or the Bylaws of the Corporation), there shall be required to amend, alter, change or repeal, directly or indirectly, or adopt any provision inconsistent with, the provisions of Article Fifth hereof, Article Sixth, Article Seventh hereof, Article Eighth hereof or this Article Ninth, the affirmative vote of holders of at least 80% of the then outstanding Voting Stock, voting together as a single class.

          IN WITNESS WHEREOF, the Corporation has caused the Restated Certificate of Incorporation to be signed and attested by its duly authorized officers, this 12th day of March, 1996.

                                    ELECTRONIC DATA SYSTEMS HOLDING
                                    CORPORATION



                                        /s/ John R. Castle, Jr.
                                    By:_____________________________
                                       John R. Castle, Jr.
                                       Senior Vice President

                          CERTIFICATE OF DESIGNATIONS

                                       of

                 SERIES A JUNIOR PARTICIPATING PREFERRED STOCK

                                       of

                  ELECTRONIC DATA SYSTEMS HOLDING CORPORATION

             Pursuant to Section 151 of the General Corporation Law
                            of the State of Delaware

     ELECTRONIC DATA SYSTEMS HOLDING CORPORATION, a corporation organized and existing under the General Corporation Law of the State of Delaware, in accordance with the provisions of Section 103 thereof, DOES HEREBY CERTIFY:

     That pursuant to the authority vested in the Board of Directors in accordance with the provisions of the Restated Certificate of Incorporation of the said Corporation, the said Board of Directors on March 12, 1996 adopted the following resolution creating a series of 15,000,000 shares of Preferred Stock designated as "Series A Junior Participating Preferred Stock":

          RESOLVED, that pursuant to the authority vested in the Board of Directors of this Corporation in accordance with the provisions of the Restated Certificate of Incorporation, a series of Preferred Stock, par value $0.01 per share, of the Corporation be and hereby is created, and that the designation and number of shares thereof and the voting and other powers, preferences and relative, participating, optional or other rights of the shares of such series and the qualifications, limitations and restrictions thereof are as follows:

                 SERIES A JUNIOR PARTICIPATING PREFERRED STOCK

          1. Designation and Amount. There shall be a series of Preferred Stock that shall be designated as "Series A Junior Participating Preferred Stock," and the number of shares constituting such series shall be 15,000,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, however, that no decrease shall reduce the number of shares of Series A Junior Participating Preferred Stock to less than the number of shares then issued and outstanding plus the number of shares issuable upon exercise of outstanding rights, options or warrants or upon conversion of outstanding securities issued by the Corporation.

          2.   Dividends and Distributions.

          (A) Subject to the prior and superior rights of the holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of Series A Junior Participating Preferred Stock with respect to dividends, the holders of shares of Series A Junior Participating

Preferred Stock, in preference to the holders of shares of any class or series of stock of the Corporation ranking junior to the Series A Junior Participating Preferred Stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the last day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Junior Participating Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1.00 or (b) the Adjustment Number (as defined below) times the aggregate per share amount of all cash dividends, and the Adjustment Number times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock, par value $0.01 per share, of the Corporation (the "Common Stock") since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Junior Participating Preferred Stock. The "Adjustment Number" shall initially be 1/4,860. In the event the Corporation shall at any time after March 12, 1996 (the "Rights Declaration Date") (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event; provided, however, that upon the effectiveness of the adjustment to the Corporation's common stock capitalization to be undertaken in connection with, but in advance of, the merger in which outstanding shares of Class E Common Stock, par value $0.10 per share of General Motors Corporation, a Delaware corporation, will be converted into Common Stock (whether such adjustment is effected by recapitalization or by dividend on the outstanding shares of Common Stock in Common Stock), the Adjustment Number shall be (in lieu of any other adjustment by reason of the same) 100 (subject to subsequent adjustment as hereinabove provided).

          (B) The Corporation shall declare a dividend or distribution on the Series A Junior Participating Preferred Stock as provided in paragraph (A) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1.00 per share on the Series A Junior Participating Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

          (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Junior Participating Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Junior Participating Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Junior Participating Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.

          3. Voting Rights. The holders of shares of Series A Junior Participating Preferred Stock shall have the following voting rights:

          (A) Each share of Series A Junior Participating Preferred Stock shall entitle the holder thereof to a number of votes equal to the Adjustment Number on all matters submitted to a vote of the stockholders of the Corporation.

          (B) Except as otherwise provided herein, in the Restated Certificate of Incorporation or by law, the holders of shares of Series A Junior Participating Preferred Stock, the holders of shares of any other class or series entitled to vote with the Common Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

          (C)(i) If at any time dividends on any Series A Junior Participating Preferred Stock shall be in arrears in an amount equal to six quarterly dividends thereon, the occurrence of such contingency shall mark the beginning of a period (herein called a "default period") that shall extend until such time when all accrued and unpaid dividends for all previous quarterly dividend periods and for the current quarterly dividend period on all shares of Series A Junior Participating Preferred Stock then outstanding shall have been declared and paid or set apart for payment. During each default period, the holders of Preferred Stock (including holders of the Series A Junior Participating Preferred Stock) upon which these or like voting rights have been conferred and are exercisable (the "Voting Preferred Stock") with dividends in arrears in an amount equal to six quarterly dividends thereon, voting as a class, irrespective of series, shall have the right to elect two Directors.

          (ii) During any default period, such voting right of the holders of Series A Junior Participating Preferred Stock may be exercised initially at a special meeting called pursuant to subparagraph (iii) of this Section 3(C) or at any annual meeting of stockholders, and thereafter at annual meetings of stockholders, provided that such voting right shall not be exercised unless the holders of at least one-third in number of the shares of Voting Preferred Stock outstanding shall be present in person or by proxy. The absence of a quorum of the holders of Common Stock shall not affect the exercise by the holders of Voting Preferred Stock of such voting right. At any meeting at which the holders of Voting Preferred Stock shall exercise such voting right initially during an existing default period, they shall have the right, voting as a class, to elect Directors to fill such vacancies, if any, in the Board of Directors as may then exist up to two Directors or, if such right is exercised at an annual meeting, to elect two Directors. If the number that may be so elected at any special meeting does not amount to the required number, the holders of the Voting Preferred Stock shall, to the extent not inconsistent with the Restated Certificate of Incorporation, have the right to make such increase in the number of Directors as shall be necessary to permit the election by them of the required number. After the holders of the Voting Preferred Stock shall have exercised their right to elect Directors in any default period and during the continuance of such period, the number of Directors shall not be increased or decreased except by vote of the holders of Voting Preferred Stock as herein provided or pursuant to the rights of any equity securities ranking senior to or pari passu with the Series A Junior Participating Preferred Stock.

          (iii) Unless the holders of Voting Preferred Stock shall, during an existing default period, have previously exercised their right to elect Directors, the Board of Directors may order, or any stockholder or stockholders owning in the aggregate not less than ten percent of the total number of shares of Voting Preferred Stock outstanding, irrespective of series, may request, the calling of a special meeting of the holders of Voting Preferred Stock, which meeting shall thereupon be called by the Chairman of the Board, the President, a Vice President or the Secretary of the Corporation. Notice of such meeting and of any annual meeting at which holders of Voting Preferred Stock are entitled to vote pursuant to this paragraph (C)(iii) shall be given to each holder of record of Voting Preferred Stock by mailing a copy of such notice to him at his last address as the same appears on the books of the Corporation. Such meeting shall be called for a time not earlier than 20 days and not later than 60 days after such order or request or, in default of the calling of such meeting within 60 days after such order or request, such meeting may be called on similar notice by any stockholder or stockholders owning in the aggregate not less than ten percent of the total number of shares of Voting Preferred Stock outstanding. Notwithstanding the provisions of this paragraph (C)(iii), no such special meeting shall be called during the period within 60 days immediately preceding the date fixed for the next annual meeting of the stockholders.

          (iv) In any default period, after the holders of Voting Preferred Stock shall have exercised their right to elect Directors voting as a class, (x) the Directors so elected by the holders of Voting Preferred Stock shall continue in office until their successors shall have been elected by such holders or until the expiration of the default period, and (y) any vacancy in the Board of Directors may (except as provided in paragraph (C)(ii) of this Section 3) be filled by vote of a majority of the remaining Directors theretofore elected by the holders of the class or classes of stock which elected the Director whose office shall have become vacant. References in this paragraph (C) to Directors elected by the holders of a particular class or classes of stock shall include Directors elected by such Directors to fill vacancies as provided in clause (y) of the foregoing sentence.

          (v) Immediately upon the expiration of a default period, (x) the right of the holders of Voting Preferred Stock as a class to elect Directors shall cease, (y) the term of any Directors elected by the holders of Voting Preferred Stock as a class shall terminate and (z) the number of Directors shall be such number as may be provided for in the Restated Certificate of Incorporation or By-Laws irrespective of any increase made pursuant to the provisions of paragraph (C) of this Section 3 (such number being subject, however, to change thereafter in any manner provided by law or in the Restated Certificate of Incorporation or By-Laws). Any vacancies in the Board of Directors effected by the provisions of clauses (y) and (z) in the preceding sentence may be filled by a majority of the remaining Directors.

          (D) Except as set forth herein, holders of Series A Junior Participating Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

          4.   Certain Restrictions.

          (A) Whenever quarterly dividends or other dividends or distributions payable on the Series A Junior Participating Preferred Stock as provided in
Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Junior Participating Preferred Stock outstanding shall have been paid in full, the Corporation shall not

               (i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock;

              (ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Participating Preferred Stock, except dividends paid ratably on the Series A Junior Participating Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled; or

             (iii) redeem or purchase or otherwise acquire for consideration any shares of Series A Junior Participating Preferred Stock, or any shares of stock ranking on a parity with the Series A Junior Participating Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of Series A Junior Participating Preferred Stock, or to all such holders and the holders of any such shares ranking on a parity therewith, upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

          (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

          5. Reacquired Shares. Any shares of Series A Junior Participating Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to any conditions and restrictions on issuance set forth herein.

          6. Liquidation, Dissolution or Winding Up. (A) Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Series A Junior Participating Preferred Stock shall have received $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the "Series A Liquidation Preference"). Following the payment of the full amount of the Series A Liquidation Preference, no additional distributions shall be made to the holders of shares of Series A Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the "Common Adjustment") equal to the quotient obtained by dividing (i) the Series A Liquidation Preference by (ii) the Adjustment Number. Following the payment of the full amount of the Series A Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series A Junior Participating Preferred Stock and Common Stock, respectively, holders of Series A Junior Participating Preferred Stock and holders of shares of Common Stock shall, subject to the prior rights of all other series of Preferred Stock, if any, ranking prior thereto, receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to 1 with respect to such Series A Junior Participating Preferred Stock and Common Stock, on a per share basis, respectively.

          (B) In the event, however, that there are not sufficient assets available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences of all other series of Preferred Stock, if any, that rank on a parity with the Series A Junior Participating Preferred Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences. In the event, however, that there are not sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Stock.

          (C) Neither the merger or consolidation of the Corporation into or with another corporation nor the merger or consolidation of any other corporation into or with the Corporation shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 6, but the sale, lease or conveyance of all or substantially all the Corporation's assets shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 6.

          7. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series A Junior Participating Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share equal to the Adjustment Number times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged.

          8. Redemption. (A) The Corporation, at its option, may redeem shares of the Series A Junior Participating Preferred Stock in whole at any time and in part from time to time, at a redemption price equal to the Adjustment Number times the current per share market price (as such term is hereinafter defined) of the Common Stock on the date of the mailing of the notice of redemption, together with unpaid accumulated dividends to the date of such redemption. The "current per share market price" on any date shall be deemed to be the average of the closing price per share of such Common Stock for the ten consecutive Trading Days (as such term is hereinafter defined) immediately prior to such date; provided, however, that in the event that the current per share market price of the Common Stock is determined during a period following the announcement of (A) a dividend or distribution on the Common Stock other than a regular quarterly cash dividend or (B) any subdivision, combination or reclassification of such Common Stock and the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, shall not have occurred prior to the commencement of such ten Trading Day period, then, and in each such case, the current per share market price shall be properly adjusted to take into account ex-dividend trading. The closing price for each day shall be the last sales price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange, or, if the Common Stock is not listed or admitted to trading on the New York Stock Exchange, on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or, if the Common Stock is not listed or admitted to trading on any national securities exchange but sales price information is reported for such security, as reported by the National Association of Securities Dealers, Inc. Automated Quotations System ("NASDAQ") or such other self-regulatory organization or registered securities information processor (as such terms are used under the Securities Exchange Act of 1934, as amended) that then reports information concerning the Common Stock, or, if sales price information is not so reported, the average of the high bid and low asked prices in the over-the-counter market on such day, as reported by NASDAQ or such other entity, or, if on any such date the Common Stock is not quoted by any such entity, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Stock selected by the Board of Directors of the Corporation. If on any such date no such market maker is making a market in the Common Stock, the fair value of the Common Stock on such date as determined in good faith by the Board of Directors of the Corporation shall be used. The term "Trading Day" shall mean a day on which the principal national securities exchange on which the Common Stock is listed or admitted to trading is open for the transaction of business, or, if the Common Stock is not listed or admitted to trading on any national securities exchange but is quoted by NASDAQ, a day on which NASDAQ reports trades, or, if the Common Stock is not so quoted, a Monday, Tuesday, Wednesday, Thursday or Friday on which banking institutions in the State of Texas are not authorized or obligated by law or executive order to close.

          (B) In the event that fewer than all the outstanding shares of the Series A Junior Participating Preferred Stock are to be redeemed, the number of shares to be redeemed shall be determined by the Board of Directors and the shares to be redeemed shall be determined by lot or pro rata as may be determined by the Board of Directors or by any other method that may be determined by the Board of Directors in its sole discretion to be equitable.

          (C) Notice of any such redemption shall be given by mailing to the holders of the shares of Series A Junior Participating Preferred Stock to be redeemed a notice of such redemption, first class postage prepaid, not later than the fifteenth day and not earlier than the sixtieth day before the date fixed for redemption, at their last address as the same shall appear upon the books of the Corporation. Each such notice shall state: (i) the redemption date; (ii) the number of shares to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (iii) the redemption price; (iv) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and (v) that dividends on the shares to be redeemed will cease to accrue on the close of business on such redemption date. Any notice that is mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the stockholder received such notice, and failure duly to give such notice by mail, or any defect in such notice, to any holder of Series A Junior Participating Preferred Stock shall not affect the validity of the proceedings for the redemption of any other shares of Series A Junior Participating Preferred Stock that are to be redeemed. On or after the date fixed for redemption as stated in such notice, each holder of the shares called for redemption shall surrender the certificate evidencing such shares to the Corporation at the place designated in such notice and shall thereupon be entitled to receive payment of the redemption price. If fewer than all the shares represented by any such surrendered certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

          (D) The shares of Series A Junior Participating Preferred Stock shall not be subject to the operation of any purchase, retirement or sinking fund.

          9. Ranking. The Series A Junior Participating Preferred Stock shall rank junior to all other series of the Corporation's Preferred Stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise, and shall rank senior to the Common Stock as to such matters.

          10. Amendment. At any time that any shares of Series A Junior Participating Preferred Stock are outstanding, the Restated Certificate of Incorporation of the Corporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Junior Participating Preferred Stock so as to affect them adversely without the affirmative vote of the holders of two-thirds or more of the outstanding shares of Series A Junior Participating Preferred Stock, voting separately as a class.

          11. Fractional Shares. Series A Junior Participating Preferred Stock may be issued in fractions of a share that shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Junior Participating Preferred Stock.

          IN WITNESS WHEREOF, the undersigned has executed this Certificate and does affirm the foregoing as true this 12th day of March, 1996.



                                               /s/ John R. Castle, Jr.
                                               ________________________________
                                               John R. Castle, Jr.
                                               Senior Vice President